UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2022

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32998	20-4606266
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001	ESOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 29, 2022, Energy Services of America Corporation (“Energy Services” or the “Company”) completed the previously announced acquisition of the assets of Tri-State Paving & Sealcoating, LLC (“Tri-State Paving” or “Seller”), a West Virginia corporation located in Hurricane, West Virginia.

Pursuant to the Asset Purchase Agreement (“Agreement”) signed on April 6, 2022 and amended on April 29, 2022, Tri-State Paving Acquisition Company, Inc. (“Buyer”), a newly formed subsidiary of Energy Services, acquired substantially all the assets (including but not limited to customer contracts, employees and equipment) of Tri-State Paving for $7.5 million in cash, a $1.0 million Promissory Note (“Note”), and $1.0 million in Energy Services Common Stock (“Stock”). The $7.5 million in cash was funded through a loan with United Bank, Inc., Huntington, West Virginia. David E. Corns will continue his role as President of the Company’s new subsidiary.

As part of the Agreement, the Buyer entered into a four-year, $1.0 million Note with the Seller that requires $250,000 principal installment payments on or before the end of each twelve (12) full calendar month period beginning on the date of the Note, April 29, 2022. Interest payments due shall be calculated on the principal balance remaining and shall be at the rate of 3.5%.

Additionally, the Seller received $1.0 million in Stock pursuant to an exemption under The Securities Act of 1933. Based on the market value calculation in the Agreement, Tri-State Paving received 419,287 shares of Stock. As an additional consideration, if the share price of the Stock is below a closing asking price of $1.50 per share on the date 180 days after issuance, the Company shall pay the Seller, in cash, the difference between $1.50 and the market value for each share of Stock. Payment would be made within thirty (30) days after Seller makes written demand.

A copy of the press release dated May 5, 2022, is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K not later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b)

Pro forma financial information.

Pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit  2.1 Asset Purchase Agreement dated April 6, 2022

Exhibit  2.2 Addendum dated April 29, 2022

Exhibit 99.1 Press Release dated May 5, 2022

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: May 5, 2022	By:	/s/ Charles Crimmel
Charles Crimmel
Chief Financial Officer